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                                                                      EXHIBIT 21


                                  SUBSIDIARIES

Amusement Management Florida, Inc., a Florida corporation

Dallas Castle MGPC, Inc., a Texas corporation

Fresno MGPC, Inc., a California corporation

Malibu Grand Prix Consulting, Inc., a California corporation

Malibu Grand Prix Corporation, a Delaware corporation

Malibu Grand Prix Design & Manufacturing, Inc., a California corporation

Malibu Grand Prix Financial Services, Inc., a California corporation

Malibu Management Company, a Georgia corporation

MGP Special, Inc., a California corporation

Mountasia Development Company, a Georgia corporation

Mountasia Family Entertainment Centers, Inc., a Texas corporation

Mountasia Properties, Inc., a Delaware corporation

Mountasia - MEI Limited Company, Inc., a California corporation

Mountasia - MEI California, Inc., a California corporation

Mountasia - MEI International, Inc., a Georgia corporation

North Hollywood Castle MGPC, Inc., a California corporation

Off Track Management, Inc., a California corporation

Portland MGPC, Inc., an Oregon corporation

Puente Hills MGPC, Inc., a California corporation

Puente Hills Showboat MGPC, Inc., a California corporation

Redondo Beach Castle MGPC, Inc., a California corporation

Redwood City Castle MGPC, Inc., a California corporation

Redwood City MGPC, Inc., a California corporation

San Antonio Castle MGPC, Inc., a Texas corporation

San Antonio MGPC, Inc., a Texas corporation

San Diego MGPC, Inc., a California corporation

Tucson MGPC, Inc., an Arizona corporation